                                          EXHIBIT E
                                             to
                                  Collateral Trust Agreement



                  CPPI SECURITY AGREEMENT



          AGREEMENT dated as of ________, 1994 between THE
CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation (with its successors, the "Pledgor"), and IBJ
SCHRODER BANK & TRUST COMPANY, as trustee under the
Collateral Trust Agreement referred to herein (the
"Collateral Trustee");


                   W I T N E S S E T H :


          WHEREAS, simultaneously with the execution and delivery of the Collateral Trust Agreement dated as of the date hereof, The Claridge Hotel and Casino Corporation (the "Company") is entering into an indenture (the "Indenture") among the Company, as issuer, the Pledgor, as guarantor, and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the Company will issue its First Mortgage Notes Due 2002 (the "Notes"); and

          WHEREAS, in order to secure its obligations under the Indenture and all other Secured Obligations (as defined herein), the Pledgor has agreed to grant to the Collateral
Trustee a continuing security interest in and to the Collateral (as defined herein);

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.   Definitions.  Terms used herein and
not otherwise defined herein have the respective meanings given to such terms in the Collateral Trust Agreement, or if not defined therein, in the Indenture. The following additional terms, as used herein, have the following respective meanings:

          "Agreement" means this CPPI Security Agreement dated as of the date hereof, as the same may be amended or otherwise modified from time to time.

          "Collateral" has the meaning set forth in
Section 3.

          "Collateral Trust Agreement" means the Collateral Trust Agreement dated as of the date hereof, among the Company, the Pledgor, Atlantic City Boardwalk Associates, L.P. (the "Partnership") and the Collateral Trustee, as the same may be amended or otherwise modified from time to time.


          "Perfection Certificate" means a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by two senior officers of the Pledgor.

          "Permitted Liens" means the Security Interests and the other Liens expressly permitted to be created or to exist pursuant to Section 4.07(c) of the Indenture.

          "Secured Obligations" means (i) the Note
Obligations and (ii) all sums payable by the Pledgor under the Related Documents (including, without limitation, Trustee's fees).

          "Security Interests" means the security interests in the Collateral granted by the Pledgor to the Collateral
Trustee hereunder securing the Secured Obligations.

          "Trademark Security Agreement" means the CPPI
Trademark Security Agreement dated as of the date hereof executed and delivered by the Pledgor in favor of the Collateral Trustee, substantially in the form of Exhibit F to the Collateral Trust Agreement, as the same may be amended from time to time.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          SECTION 2.   Representations and Warranties.  The
Pledgor represents and warrants as follows:

          (A) The Pledgor has good and marketable title to all of the Collateral, free and clear of any Liens other than Permitted Liens. The Pledgor has taken all actions necessary under the UCC to perfect its interest in any accounts (as defined in the UCC) purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

          (B) The Pledgor has not performed any acts which would prevent the Collateral Trustee from enforcing any of the terms of this Agreement or which would limit the Collateral Trustee in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and other Permitted Liens and other than such as are being released as of the Issue Date, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Pledgor) asserting any claim thereto or security interest therein, except that the Collateral Trustee or its designee may have possession of Collateral as contemplated hereby.

          (C) Prior to the Issue Date, the Pledgor shall have delivered the Perfection Certificate to the Collateral Trustee. The information set forth therein is correct and complete in all material respects. Not later than 60 days following the Issue Date, the Pledgor shall have furnished to the Collateral Trustee file search reports from each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

          (D)  The Security Interests constitute valid
     security interests under the UCC securing the Secured
     Obligations to the extent that security interests in the Collateral may be created under Article 9 of the UCC. When UCC financing statements shall have been filed in the offices specified in the Perfection
     Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except inventory (as defined in the UCC) in transit) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for other Permitted Liens.

          (E) No consent of any party (other than the New Jersey Casino Control Commission) to any material contract (as defined in the UCC) is required, in connection with the execution, delivery and performance of this Agreement. Except as to matters that, in the aggregate, could not reasonably be expected to materially impair the value of that portion of the Collateral consisting of contracts, (i) each contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Pledgor and except as enforceability may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) no consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the contracts by the Pledgor other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such contract to any material adverse limitation, either specific or general in nature, (iii) the Pledgor is not in material default in the performance or observance of any of the terms thereof,
     (iv) the Pledgor has fully performed in all material respects all its obligations under each contract and
     (v) to the best of the Pledgor's knowledge, the right, title and interest of the Pledgor in, to and under each contract are not subject to any defense, offset, counterclaim or claim (except those as set forth therein or otherwise provided) which would materially adversely affect the value of such contract or Collateral, nor have any of the foregoing been asserted or alleged against the Pledgor as to any contract.

          (F) All of the Pledgor's Trademarks, Trademark registrations and Trademark applications as of the date hereof are listed on Schedule 1 to the Trademark Security Agreement, and all of the Pledgor's Trademark Licenses as of the date hereof are listed on Schedule 2 to the Trademark Security Agreement.

          SECTION 3. The Security Interests. (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Pledgor hereunder, the Pledgor hereby grants to the Collateral Trustee a continuing security interest in and to all of the following property of the Pledgor listed on
Schedule I attached hereto, whether now owned or existing or hereafter acquired or arising, and regardless of where located (all being collectively referred to herein as the "Collateral"; provided, however, that the term "Collateral" specifically shall not include any assets now owned or hereafter acquired or leased with the proceeds of Gaming Business Purchase Money Obligations permitted to be incurred under Section 4.08(b)(iii) of the Indenture in an amount not to exceed $10 million outstanding at any one time which are encumbered by liens or security interests in favor of the holders of such Gaming Business Purchase Money Obligations.

          (B)  The Security Interests are granted as
security only and shall not subject the Collateral Trustee or any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

          SECTION 4. Further Assurances; Covenants. (A) Except or permitted by the Indenture, the Pledgor will not change its name, identity or corporate structure in any manner unless it shall have given the Collateral Trustee prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(M) hereof. The Pledgor will not change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral (except for Inventory) or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Collateral Trustee prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(M) hereof. The Pledgor shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (B) The Pledgor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office and any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Trustee and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Trustee to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Trustee to execute and file financing statements or continuation statements without the Pledgor's signature appearing thereon. The Pledgor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by applicable law or regulation. The Pledgor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

          (C) If any Collateral (except for inventory) is at any time in the possession or control of any warehouseman, bailee or any of the Pledgor's agents or processors, the Pledgor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Collateral Trustee's account subject to the Collateral Trustee's instructions.

          (D) The Pledgor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Trustee may reasonably require in order to reflect the Security Interests.

          (E) The Pledgor will immediately deliver and pledge each Instrument to the Collateral Trustee, appropriately endorsed to the Collateral Trustee, provided that so long as no Notice of Acceleration is in effect, the Pledgor may retain for collection in the ordinary course of business any instruments (as defined in the UCC) received by it in the ordinary course of business and the Collateral Trustee shall, promptly upon request of the Pledgor, make appropriate arrangements for making any other instrument pledged by the Pledgor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Trustee, against trust receipt or like document).

          (F) The Pledgor shall cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each account (as defined in the UCC) (including, without limitation, Accounts which are delinquent, such accounts to be collected in accordance with lawful collection procedures) in accordance with its normal business procedures and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such account. Subject to the rights of the Collateral Trustee hereunder while a Notice of Acceleration is in effect, the Pledgor may allow in the ordinary course of business as adjustments to amounts owing under its accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Pledgor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Pledgor's ordinary course of business consistent with its historical collection practices or otherwise consistent with sound business practices prevailing in the industry. The costs and expenses (including, without limitation, reasonable attorney's fees) of collection, whether incurred by the Pledgor or the Collateral Trustee, shall be borne by the Pledgor.

          (G)  While any Notice of Acceleration is in
effect, the Pledgor will promptly notify (and the Pledgor hereby authorizes the Collateral Trustee so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Collateral Trustee hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Trustee or its designee.

          (H) The Pledgor will, as promptly as practicable upon request, provide to the Collateral Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Trustee to enforce the provisions of this Agreement.

          (I)  The Pledgor shall notify the Collateral
Trustee promptly if it knows that any application or registration relating to any patent, Trademark or copyright material to the business and operations of the Pledgor may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Pledgor's ownership of any such patent, Trademark or copyright, its right to register the same, or to keep and maintain the same. In the event that any patent, patent license, trademark, trademark license, copyright or copyright license is infringed, misappropriated or diluted by a third party, the Pledgor shall take such actions as the Pledgor shall reasonably deem appropriate under the circumstances to protect such patent, patent license, Trademark, Trademark License, copyright or copyright license. The Pledgor shall notify the Collateral Trustee not later than 15 business days after the end of each fiscal quarter of the Pledgor of any and all applications that the Pledgor, itself or through any agent, employee or licensee, has filed for the registration of any patent or Trademark with the United States Patent and Trademark Office or of any copyright with the United States Copyright Office or, in any such case, any similar office or agency in any other country or any political subdivision thereof, during the immediately preceding fiscal quarter. The Pledgor shall execute and deliver any and all agreements, instruments, documents and papers which may be necessary or that the Collateral Trustee may reasonably request to evidence the Security Interests in such patent, Trademark or copyright and the goodwill and general intangibles of the Pledgor relating thereto or represented thereby, and the Pledgor hereby constitutes the Collateral Trustee its attorney-in-fact to, at any time that a Notice of Acceleration is in effect, execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest shall be irrevocable until the Secured Obligations are paid in full.

          (J)  The Pledgor shall promptly inform the
Collateral Trustee of any additions to or deletions from the equipment and shall not permit any such items to become a fixture to real estate or an accession to other personal property.

          (K) On or prior to the Issue Date, the Pledgor will cause the Collateral Trustee to be named as an insured party and loss payee on each insurance policy covering risks relating to any of its inventory and equipment (as defined respectively in the UCC). The Pledgor will deliver to the Collateral Trustee, upon request of the Collateral Trustee, the insurance policies for such insurance or certificates of insurance evidencing such coverage. Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Collateral Trustee, provide for coverage to the Collateral Trustee regardless of the breach by the Pledgor of any warranty or representation made therein, provide that no cancellation, termination or material modification thereof shall be effective until at least 30 days after receipt by the Collateral Trustee of written notice thereof and be reasonably satisfactory in all other respects to the Collateral Trustee. The Pledgor hereby appoints the Collateral Trustee as its attorney-in-fact to, at any time that a Notice of Acceleration is in effect, make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

          (L)  While any Notice of Acceleration is in
effect, the Pledgor shall, upon the request of the Collateral Trustee, institute lock-box and concentration account arrangements satisfactory to the Collateral Trustee pursuant to which (i) all amounts and other proceeds pledged to the Collateral Trustee (whether under this Agreement or any of the other Related Documents) shall be paid into lock-box accounts in the name of the Collateral Trustee (which shall contain no other monies) and shall thereafter be paid into a concentration account in the name of the Collateral Trustee (which shall contain no other monies); and (ii) the concentration bank shall agree to act upon the instructions, whenever received, of the Collateral Trustee, pursuant to which amounts in the concentration account would be paid on a daily basis into a collateral account to be established by the Collateral Trustee. The lock-box and concentration account arrangements provided for herein shall, once instituted, unless the Collateral Trustee otherwise agrees, thereafter at all times be maintained without regard to the existence of a Notice of Acceleration.

          (M)  From time to time upon request by the
Collateral Trustee, the Pledgor shall, at its cost and expense, cause to be delivered to the Collateral Trustee an opinion of counsel reasonably satisfactory to the Collateral Trustee as to such matters relating to the transactions contemplated hereby as the Collateral Trustee may reasonably request, including, without limitation, the continuing perfection of the Security Interests hereunder.

          SECTION 5. Remedies upon Notice of Acceleration. While a Notice of Acceleration is in effect, the Collateral Trustee may exercise on behalf of the Secured Parties the rights set forth in Article III of the Collateral Trust Agreement.

          SECTION 6.   Release of Collateral; Termination
of Security Interests. Collateral may be released from the Security Interests created hereunder from time to time pursuant to Section 5.02 of the Collateral Trust Agreement. The Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor in accordance with
Section 7.09 of the Collateral Trust Agreement.

          SECTION 7.   Notices.  All notices, communications
and distributions hereunder shall be given in accordance with Section 7.01 of the Collateral Trust Agreement.

          SECTION 8.   No Waiver; Non-Exclusive Remedies.
No failure on the part of the Collateral Trustee to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or any other Related Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise by the Collateral Trustee of any right under this Agreement or any other Related Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

          SECTION 9.   Successors and Assigns.  This
Agreement is for the benefit of the Collateral Trustee and the Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Pledgor and its successors and assigns.

          SECTION 10.  Changes in Writing.  Neither this
Agreement nor any provision hereof may be changed, amended or waived except in accordance with Section 7.03 of the Collateral Trust Agreement.

          SECTION 11. NEW YORK LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

          SECTION 12.  Severability.  If any provision
hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Trustee and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in any such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          SECTION 13.  No Recourse Against Others.  A
director, officer, employee or shareholder as such of any of the Pledgor shall not have any liability for any obligations of the Pledgor under the Notes, this Indenture or any Related Document or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note irrevocably waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 14.  Counterparts.  This Agreement may be
signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                      THE CLARIDGE AT PARK PLACE,
                        INCORPORATED



                      By:  ___________________________
                           Title:



                      IBJ SCHRODER BANK & TRUST COMPANY
                      not in its individual capacity
                      but solely as trustee under the
                      Collateral Trust Agreement referred
                      to above



                      By   ___________________________
                           Title:

                                                  SCHEDULE I



          The Collateral is described as follows; provided, however, that the term "Collateral" specifically shall not include any assets now owned or hereafter acquired or leased with the proceeds of Gaming Business Purchase Money Obligations permitted to be incurred under Section 4.08(b)(iii) of the Indenture in an amount not to exceed $10 million outstanding at any one time which are encumbered by liens or security interests in favor of the holders of such Gaming Business Purchase Money Obligations, and also includes all attachments, accessions and equipment now or hereafter affixed to the Collateral or used in connection therewith, substitutions and replacements thereof, all items of Collateral now owned or existing and hereafter acquired, created or arising, and all products and proceeds thereof (including, without limitation, claims of Pledgor against third parties for loss or damage to or destruction of any Collateral): (a) all equipment, machinery, furniture, fittings and fixtures of every nature, kind and description, wherever located, whether now owned or hereafter acquired by Pledgor, and whether now or hereafter affixed to, attached to, installed in, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of realty or the business of the Pledgor, including all proceeds, replacements, accretions, additions and substitutions thereto, including but not limited to furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, air conditioning machinery and equipment, communication equipment and systems, fire protection and sprinkler equipment and systems, washtubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, dishwasher, window shades, elevators, escalators, motors, dynamos, cooking apparatus, refrigerators, and mechanical kitchen equipment, laundry equipment, kitchen cabinets, incinerators, surveillance equipment and systems, plants and shrubbery, partitions, vaults, safes, fire extinguishing equipment, parts and supplies, motor vehicles, typewriters, dictation equipment, materials and supplies, paints, uniforms of engineering and maintenance personnel and all supplies used in connection with the maintenance and repair thereof, and all other furniture equipment and machinery, tools, appliances, fittings, fixtures and building materials of any kind now owned or hereafter acquired and whether or not affixed to realty and further including but not limited to all room, office and public furnishings, beds, drapes, dressers, lamps, tables, gaming equipment, restaurant supplies, kitchen supplies, utensils and equipment, carpets, linen supplies, chandeliers, pictures, radios, television sets, books, papers, records, documents, files and all other tangible personal property now owned or hereafter acquired by the Debtor and used in its operation of a hotel and casino related facilities, including, without limitation, parking facilities (collectively, the "Equipment"), (b) all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Pledgor, including, without limitation, (i) all obligations or indebtedness owing to the Pledgor (other than Accounts) from whatever source arising, and all rights to receive moneys due or to become due in respect of any existing or future license or sublicense of any trademark, trademark license or other intellectual property, (ii) all patents, patent licenses, trademarks, trademark licenses, rights in intellectual property, gaming licenses, goodwill, trade names, service marks, trade secrets, copyrights, copyright licenses and other permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group, (c) all trademarks, trade names, trade styles and service marks of Pledgor (including, without limitation, the trade marks "The Claridge Hotel and Casino", "Hi-Ho" and "Compucard"), all prints and labels on which such trademarks, trade names, trade styles and service marks of like nature, all now existing or hereafter adopted or acquired by Pledgeor, all right, title and interest therein and thereto, all registrations, reissues, extensions or renewals thereof and all licenses thereof (individually, the "Trademark" and collectively, the "Trademarks"), (d) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds for, and any claims against third parties for loss or damage to or destruction of any or all of the foregoing, together with all monies, securities, drafts, notes, items and other property of Pledgor and the proceeds thereof, nor or hereafter held or received by or in transit to Secured Party, from or for Pledgor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits (general or special), balances, sums, proceeds and credits of Pledgor with, and any and all claims of Pledgor against, Secured Party, at any time existing, (e) all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Pledgor, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Pledgor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Pledgor's rights in, to and under all purchase orders for goods, services or other property, and all of the Pledgor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Pledgor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Pledgor), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing, (f) all income, receipts, profits or other benefits to which the Company may be entitled to from the Existing Hotel Casino, (g) all "contracts" (as defined in the UCC) and all franchise agreements to which the Pledgor is a party, as each such contract may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Pledgor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Pledgor to perform and to exercise all remedies thereunder, (h) all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods (as defined in the UCC), now owned or hereafter acquired by the Pledgor and (i) all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Pledgor.

                                              EXHIBIT A
                                                  to
                                          Security Agreement



                   PERFECTION CERTIFICATE



          The undersigned, the Chief Financial Officer and the Associate General Counsel of The Claridge of Park Place, Incorporated, a New Jersey corporation (the "Pledgor"), hereby certify with reference to the Security Agreement dated as of ________, 1994 between the Pledgor and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Collateral Trustee (terms defined therein being used herein as therein defined), to the Collateral Trustee and each Secured Party as follows:


          1. Names. (a) The exact corporate name of the Pledgor as it appears in its certificate of incorporation is as follows:




          (b) Set forth below is each other corporate name the Pledgor has had since its organization, together with the date of the relevant change:




          (c)  Except as set forth in Schedule 1, the
Pledgor has not changed its identity or corporate structure in any way within the past five years.




          (d)  The following is a list of all other names
(including trade names or similar appellations) used by the Pledgor or any of its divisions or other business units at any time during the past five years:







                           E-A-1

          2. Current Locations. (a) The chief executive office of the Pledgor is located at the following address:

     Mailing Address          County        State
     ---------------          ------        -----



          (b) The following are all the locations where the Pledgor maintains any books or records relating to any
Accounts:

                Mailing
Name            Address               County          State
- ----            -------               ------          -----



          (c) The following are all the places of business of the Pledgor not identified above:

                Mailing
Name            Address               County          State
- ----            -------               ------          -----



          (d) The following are all the locations where the Pledgor maintains any Inventory not identified above:




          (e) The following are the names and addresses of all Persons other than the Pledgor which have possession of any of the Pledgor's Inventory:




          3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Pledgor at any time during the past five years:








                           E-A-2

          (b) Set forth below is the information required by subparagraphs (d) and (e) of paragraph 2 with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:




          4.  Unusual Transactions.  Except as set forth in
Schedule 4, all Accounts have been originated by the Pledgor and all Inventory and Equipment has been acquired by the Pledgor in the ordinary course of its business.




          5.  File Search Reports.  Attached hereto as
Schedule 5(A) is a true copy of a file search report from the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above.
Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

          6.  UCC Filings.  A duly signed financing
statement on Form UCC-1 in substantially the form of
Schedule 6(A) hereto has been duly filed in the Uniform
Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as
Schedule 6(B) is a true copy of each such filing duly acknowledged by the filing officer.

          7.  Schedule of Filings.  Attached hereto as
Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

          8.  Filing Fees.  All filing fees and taxes
payable in connection with the filings described in paragraph 6 above have been paid.













                           E-A-3

          IN WITNESS WHEREOF, we have hereunto set our hands as of the ____ day of __________, 1994.



                         _______________________________________
                         Title:  Chief Financial Officer




                         _______________________________________
                         Title:  Associate General Counsel







































                           E-A-4

                                              SCHEDULE 6(A)*



                 DESCRIPTION OF COLLATERAL



          The Collateral is described as follows; provided, however, that the term "Collateral" specifically shall not include any assets now owned or hereafter acquired or leased with the proceeds of Gaming Business Purchase Money Obligations permitted to be incurred under Section 4.08(b)(iii) of the Indenture in an amount not to exceed $10 million outstanding at any one time which are encumbered by liens or security interests in favor of the holders of such Gaming Business Purchase Money Obligations, and also includes all attachments, accessions and equipment now or hereafter affixed to the Collateral or used in connection therewith, substitutions and replacements thereof, all items of Collateral now owned or existing and hereafter acquired, created or arising, and all products and proceeds thereof (including, without limitation, claims of Pledgor against third parties for loss or damage to or destruction of any Collateral): (a) all equipment, machinery, furniture, fittings and fixtures of every nature, kind and description, wherever located, whether now owned or hereafter acquired by Pledgor, and whether now or hereafter affixed to, attached to, installed in, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of realty or the business of the Pledgor, including all proceeds, replacements, accretions, additions and substitutions thereto, including but not limited to furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration, air conditioning machinery and equipment, communication equipment and systems, fire protection and sprinkler equipment and systems, washtubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, dishwasher, window shades, elevators, escalators, motors, dynamos, cooking apparatus, refrigerators, and mechanical kitchen equipment, laundry equipment, kitchen cabinets, incinerators, surveillance equipment and systems, plants and shrubbery, partitions, vaults, safes, fire extinguishing equipment, parts and supplies, motor vehicles, typewriters, dictation equipment, materials and supplies, paints, uniforms of engineering and maintenance personnel and all supplies used in connection with the maintenance and repair thereof, and all other furniture equipment and machinery, tools, appliances, fittings, fixtures and building materials of any kind now owned or hereafter acquired and whether or not affixed to realty and further including but not limited to all room, office and public furnishings, beds, drapes, dressers, lamps, tables, gaming equipment, restaurant supplies, kitchen supplies, utensils and equipment, carpets, linen supplies, chandeliers, pictures, radios, television sets, books, papers, records, documents, files and all other tangible personal property now owned or hereafter acquired by the Debtor and used in its operation of a hotel and casino related facilities, including, without limitation, parking facilities (collectively, the "Equipment"), all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Pledgor, including, without limitation, (i) all obligations or indebtedness owing to the Pledgor (other than Accounts) from whatever source arising, and all rights to receive moneys due or to become due in respect of any existing or future license or sublicense of any trademark, trademark license or other intellectual property, (ii) all patents, patent licenses, trademarks, trademark licenses, rights in intellectual property, gaming licenses, goodwill, trade names, service marks, trade secrets, copyrights, copyright licenses and other permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of any member of the ERISA Group, (c) all trademarks, trade names, trade styles and service marks of Pledgor (including, without limitation, the trade marks "The Claridge Hotel and Casino", "Hi-Ho" and "Compucard"), all prints and labels on which such trademarks, trade names, trade styles and service marks of like nature, all now existing or hereafter adopted or acquired by Pledgeor, all right, title and interest therein and thereto, all registrations, reissues, extensions or renewals thereof and all licenses thereof (individually, the "Trademark" and collectively, the "Trademarks"), (d) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds for, and any claims against third parties for loss or damage to or destruction of any or all of the foregoing, together with all monies, securities, drafts, notes, items and other property of Pledgor and the proceeds thereof, nor or hereafter held or received by or in transit to Secured Party, from or for Pledgor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits (general or special), balances, sums, proceeds and credits of Pledgor with, and any and all claims of Pledgor against, Secured Party, at any time existing, (e) all "accounts" (as defined in the UCC) now owned or hereafter acquired by the Pledgor, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Pledgor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Pledgor's rights in, to and under all purchase orders for goods, services or other property, and all of the Pledgor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Pledgor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Pledgor), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing, (f) all income, receipts, profits or other benefits to which the Company may be entitled to from the Existing Hotel Casino, (g) all "contracts" (as defined in the UCC) and all franchise agreements to which the Pledgor is a party, as each such contract may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Pledgor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Pledgor to perform and to exercise all remedies thereunder, (h) all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods (as defined in the UCC), now owned or hereafter acquired by the Pledgor and (i) all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Pledgor.

                                                  SCHEDULE 7



                    SCHEDULE OF FILINGS



Debtor              Filing Officer       File Number       Date of Filing*
- ------              --------------       -----------       ---------------

































_______________

* Indicate lapse date, if other than fifth anniversary.